EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-147042, 333-178187 and 333-201766 on Form S-8 and Registration Statement No. 333-189895 on Form F-3 of our reports dated April 23, 2015, relating to the financial statements and financial statement schedule of Canadian Solar Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2014.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China
April 23, 2015